Exhibit 99.9(j)

EXECUTION

JOINDER AGREEMENT

TO

FOREIGN CUSTODY MANAGER AGREEMENT

This Joinder Agreement (“Agreement”) dated December 1, 2018 and effective as of September 11, 2017 is by and between Virtus Alternative Solutions Trust, Virtus Equity Trust, Virtus Opportunities Trust, Virtus Retirement Trust, Virtus Asset Trust, Virtus Variable Insurance Trust, Duff & Phelps Select MLP and Midstream Energy Fund Inc., Virtus Total Return Fund Inc., Virtus Global Dividend and Income Fund, Inc. and Virtus Global Multi-Sector Income Fund (each, the “Fund” and collectively, the “Funds”) and The Bank of New York Mellon (“BNY Mellon”).

BACKGROUND:

A.	BNY Mellon and the Virtus Alternative Solutions Trust entered into a Foreign Custody Manager Agreement dated as of March 21, 2014, as amended (the “FCM Agreement”) relating to BNY Mellon’s provision of foreign custody services.

B.	The Fund and BNY Mellon desire that each Fund and Series identified on Annex I hereto be a party to the FCM Agreement and receive the foreign custody services set forth in the FCM Agreement and desire to amend the FCM Agreement as set forth herein.

C.	BNYM and the Funds desire that the FCM Agreement supersedes any other agreement on the same matter.

D.	This Background section is incorporated by reference into and made a part of this Amendment.

TERMS:

The parties hereby agree that:

1.	By executing this Agreement, each Fund and BNY Mellon agree to become a party to, and be bound by, and to comply with the terms of the FCM Agreement in the same manner as if each of the undersigned were an original signatory to the FCM Agreement. For the avoidance of doubt, each investment company listed at Annex I shall be considered to have a separate agreement with BNY Mellon and hereby appoints BNY Mellon to provide foreign custody services in accordance with the terms set forth in the FCM Agreement. BNY Mellon accepts such appointment and agrees to furnish such services.

2.	Annex I to the FCM Agreement is hereby deleted in its entirety and replaced with Annex I attached hereto.

3.	Miscellaneous.

(a) Capitalized terms not defined in this Agreement shall have the same meanings as set forth in the FCM Agreement. In the event of a conflict between the terms hereof and the FCM Agreement this Agreement shall control.

(b) As hereby amended and supplemented, the FCM Agreement shall remain in full force and effect.

(c) The FCM Agreement, as supplemented hereby, constitutes the complete understanding and agreement of the parties with respect to the subject matter hereof and supersedes all prior communications with respect thereto.

(d) This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. The facsimile signature of any party to this Agreement shall constitute the valid and binding execution hereof by such party.

(e) This Agreement shall be governed by the laws of the State of New York, without regard to its principles of conflicts of laws.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized officers designated below on the date and year first above written.

VIRTUS ALTERNATIVE SOLUTIONS TRUST
VIRTUS EQUITY TRUST
VIRTUS OPPORTUNITIES TRUST
VIRTUS RETIREMENT TRUST
VIRTUS ASSET TRUST
VIRTUS VARIABLE INSURANCE TRUST
DUFF & PHELPS SELECT MLP AND MIDSTREAM ENERGY FUND INC. VIRTUS TOTAL RETURN FUND INC.
VIRTUS GLOBAL DIVIDEND AND INCOME FUND, INC.
VIRTUS GLOBAL MULTI-SECTOR INCOME FUND

By:	/s/ Suneeta Krishnan
Name:	Suneeta Krishnan
Title:	Vice President

THE BANK OF NEW YORK MELLON

By:	s/ Donald Brophy
Name:	Donald Brophy
Title:	Vice President

ANNEX I

THIS ANNEX I, dated as of December 1, 2018 and effective as of September 11, 2017, is the Annex I to that certain Foreign Custody Manager Agreement dated as of March 21, 2014, as amended, between each investment company on Annex I and The Bank of New York Mellon.

List of Funds and Series123

Fund: VIRTUS ALTERNATIVE SOLUTIONS TRUST

Series:

Virtus Aviva Multi-Strategy Target Return Fund

Virtus Duff & Phelps Select MLP and Energy Fund

Virtus KAR Long/Short Equity Fund4

Virtus Newfleet Credit Opportunities Fund

Fund: VIRTUS EQUITY TRUST

Series:

Virtus Contrarian Value Fund (until January 19, 2018)1

Virtus KAR Capital Growth Fund1

Virtus KAR Global Quality Dividend Fund1

Virtus KAR Mid-Cap Core Fund1

Virtus KAR Mid-Cap Growth Fund1

Virtus KAR Small-Cap Core Fund1

Virtus KAR Small-Cap Growth Fund1

Virtus KAR Small-Cap Value Fund1

Virtus KAR Small-Mid Cap Core Fund5

Virtus Rampart Enhanced Core Equity Fund2

Virtus Strategic Allocation Fund1 (until merger on or about January 25, 2019)

Virtus Tactical Allocation Fund1

Fund: VIRTUS OPPORTUNITIES TRUST

Series:

Virtus Duff & Phelps Global Infrastructure Fund1

Virtus Duff & Phelps Global Real Estate Securities Fund1

Virtus Duff & Phelps International Equity Fund1 (until April 28, 2018)

Virtus Duff & Phelps International Real Estate Securities Fund1

Virtus Duff & Phelps Real Estate Securities Fund1

1 As of conversion September 11, 2017

2 As of conversion September 25, 2017

3 As of conversion October 9, 2017

4 Effective on or about December 1, 2018

5 Effective on or about March 6, 2018

Virtus Herzfeld Fund1

Virtus Horizon International Wealth Masters Fund1 (until April 28, 2018)

Virtus Horizon Wealth Masters Fund1

Virtus KAR Emerging Markets Small-Cap Fund1

Virtus KAR International Small-Cap Fund1

Virtus Newfleet Multi-Sector Intermediate Bond Fund2

Virtus Newfleet Multi-Sector Short Term Bond Fund2

Virtus Newfleet Bond Fund2

Virtus Newfleet CA Tax-Exempt Bond Fund2

Virtus Newfleet High Yield Fund2

Virtus Newfleet Low Duration Income Fund2

Virtus Newfleet Senior Floating Rate Fund2

Virtus Newfleet Tax-Exempt Bond Fund2

Virtus Rampart Alternatives Diversifier Fund ( formerly, Virtus Alternatives Diversifier Fund)1

Virtus Rampart Equity Trend Fund (formerly, Virtus Equity Trend Fund)1

Virtus Rampart Global Equity Trend Fund (formerly, Virtus Global Equity Trend Fund)1 (until April 28, 2018)

Virtus Rampart Low Volatility Equity Fund2 (until April 28, 2018)

Virtus Rampart Multi-Asset Trend Fund (formerly, Virtus Multi-Asset Trend Fund)1

Virtus Rampart Sector Trend Fund (formerly, Virtus Sector Trend Fund)1

Virtus Vontobel Emerging Markets Opportunities Fund2

Virtus Vontobel Foreign Opportunities Fund2

Virtus Vontobel Global Opportunities Fund2

Virtus Vontobel Greater European Opportunities Fund2

Fund: VIRTUS RETIREMENT TRUST

Series:

Virtus DFA 2015 Target Date Retirement Income Fund2 (until October 30, 2018)

Virtus DFA 2020 Target Date Retirement Income Fund2 (until October 30, 2018)

Virtus DFA 2025 Target Date Retirement Income Fund2 (until liquidation on or about December 20, 2018)

Virtus DFA 2030 Target Date Retirement Income Fund2 (until October 30, 2018)

Virtus DFA 2035 Target Date Retirement Income Fund2 (until October 30, 2018)

Virtus DFA 2040 Target Date Retirement Income Fund2 (until October 30, 2018)

Virtus DFA 2045 Target Date Retirement Income Fund2 (until October 30, 2018)

Virtus DFA 2050 Target Date Retirement Income Fund2 (until October 30, 2018)

Virtus DFA 2055 Target Date Retirement Income Fund2 (until liquidation on or about December 20, 2018)

Virtus DFA 2060 Target Date Retirement Income Fund2 (until October 30, 2018)

Fund: VIRTUS ASSET TRUST

Series:

Virtus Ceredex Large-Cap Value Equity Fund3

Virtus Ceredex Mid-Cap Value Equity Fund3

Virtus Ceredex Small-Cap Value Equity Fund3

Virtus Silvant Large-Cap Growth Stock Fund3

Virtus Silvant Small-Cap Growth Stock Fund3

Virtus Zevenbergen Innovative Growth Stock Fund3

Virtus WCM International Equity Fund3

Virtus Conservative Allocation Strategy Fund3 (until liquidation on November 14, 2018)

Virtus Growth Allocation Strategy Fund3 (until liquidation on November 14, 2018)

Virtus Seix U.S. Mortgage Fund3

Virtus Seix Core Bond Fund3

Virtus Seix Corporate Bond Fund3

Virtus Seix Total Return Bond Fund3

Virtus Seix Short-Term Bond Fund3

Virtus Seix U.S. Government Securities Ultra-Short Bond Fund3

Virtus Seix Ultra-Short Bond Fund3

Virtus Seix Floating Rate High Income Fund3

Virtus Seix High Income Fund3

Virtus Seix High Yield Fund3

Virtus Seix Georgia Tax-Exempt Bond Fund3

Virtus Seix High Grade Municipal Bond Fund3

Virtus Seix Investment Grade Tax-Exempt Bond Fund3

Virtus Seix North Carolina Tax-Exempt Bond Fund3

Virtus Seix Short-Term Municipal Bond Fund3

Virtus Seix Virginia Intermediate Municipal Bond Fund3

Fund: VIRTUS VARIABLE INSURANCE TRUST

Series:

Virtus Duff & Phelps International Series1

Virtus Duff & Phelps Real Estate Securities Series1

Virtus KAR Capital Growth Series1

Virtus KAR Small-Cap Growth Series1

Virtus KAR Small-Cap Value Series1

Virtus Newfleet Multi-Sector Intermediate Bond Series2

Virtus Rampart Enhanced Core Equity Series2

Virtus Rampart Equity Trend Series (formerly, Virtus Equity Trend Series)1 (until June 28, 2018)

Virtus Strategic Allocation Series1

Fund: DUFF & PHELPS SELECT MLP AND MIDSTREAM ENERGY FUND INC. (formerly, Duff & Phelps Select Energy MLP Fund Inc.)

Fund: VIRTUS TOTAL RETURN FUND INC.

Fund: VIRTUS GLOBAL DIVIDEND AND INCOME FUND, INC.

Fund: VIRTUS GLOBAL MULTI-SECTOR INCOME FUND